EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 21, 2004
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

THIRD QUARTER EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its net income was $37.8 million or $.62 per diluted share during the three-month period ended September 30, 2004 as compared to $49.1 million or $.79 per diluted share during the third period of 2003. Net income was $132.3 million or $2.14 per diluted share during the nine-month period ended September 30, 2004 as compared to $152.8 million or $2.45 per diluted share during the prior year nine-month period. Net revenues were $1.01 billion and $871 million during the three-month periods ended September 30, 2004 and 2003, respectively, and $3.05 billion and $2.62 billion during the nine-month periods ended September 30, 2004 and 2003, respectively.

Income from continuing operations was $38.8 million or $.63 per diluted share during the third quarter of 2004 as compared to $44.6 million or $.72 per diluted share during the third quarter of 2003. Income from continuing operations was $131.9 million or $2.13 per diluted share during the nine-month period ended September 30, 2004 as compared to $151.1 million or $2.42 per diluted share during the prior year nine-month period. Excluding the $2.3 million pre-tax property write-down ($1.5 million or $.02 per diluted share after-tax) recorded in the third quarter resulting from property damage caused by a hurricane, our adjusted income from continuing operations (as calculated on the attached schedule of Non-GAAP Supplemental Consolidated Income Statement Information) was $40.2 million or $.65 per diluted share during the three-month period ended September 30, 2004. Adjusted income from continuing operations, excluding the property write-down mentioned above and disproportionate share revenue attributable to a prior period recorded during the first quarter of 2004, was $131.6 million or $2.13 per diluted share during the nine-month period ended September 30, 2004.

At our acute care hospitals owned during both periods located in the U.S. and Puerto Rico, net revenues increased 3% during the third quarter of 2004, as compared to the comparable prior year quarter, due primarily to a 4.6% increase in revenue per adjusted patient day. Admissions to these facilities decreased approximately 2% and patient days decreased 3% during the third quarter of 2004, as compared to the prior year quarter. At our behavioral health hospitals owned in both periods, admissions increased 5%, patient days increased 7%, net revenues increased 8% and revenue per adjusted patient day increased 0.7% during the third quarter of 2004, as compared to the prior year quarter.

Our operating margin (as calculated on the attached schedule of Non-GAAP Supplemental Consolidated Income Statement Information), decreased to 13.7% during the three-month period ended September 30, 2004 as compared to 15.7% during the same period of the prior year. The operating margin at our acute care hospitals located in the U.S. and Puerto Rico owned during both periods remained unchanged at 17.5% during each of the quarters ended September 30, 2004 and September 30, 2003. However, the decrease in our consolidated operating margin during the third quarter of 2004, as compared to the comparable prior year quarter, was primarily caused by a much lower combined operating margin experienced at three acute care facilities purchased during the first quarter of 2004 and two newly constructed acute care facilities, one of which opened during the fourth quarter of 2003 and the other during the third quarter of 2004. The operating margin at our behavioral health hospitals owned during both periods decreased slightly to 22.2% during the third quarter of 2004 from 22.4% during the comparable quarter of the prior year.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on October 22, 2004. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on October 22, 2004 and will continue through midnight on October 29, 2004. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 1503810. This call will also be available live over the internet at our web site at www.uhsinc.com.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide, in Puerto Rico and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 17 and 18 of our Form 10-Q for the quarterly period ended June 30, 2004), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, earnings before depreciation and amortization, interest expense and income taxes (“EBITDA”), adjusted income from continuing operations and adjusted income from continuing operations per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as property write-downs, gains on sales of assets and businesses or amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance, operating income, operating margin, EBITDA, adjusted income from continuing operations and adjusted income from continuing operations per diluted share should be examined in connection with net income, determined in accordance with accounting principles generally accepted in the United States of America, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2003. Since the items included or excluded from operating income, operating margin, EBITDA, adjusted income from continuing operations and adjusted income from continuing operations per diluted share are significant components in understanding and assessing financial performance under accounting principles generally accepted in the United States of America, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Because operating income, operating margin, EBITDA, adjusted income from continuing operations and adjusted income from continuing operations per diluted share are not measurements determined in accordance with accounting principles generally accepted in the United States of America and are thus susceptible to varying calculations, these measures as presented may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance. Below are schedules of Non-GAAP Supplemental Consolidated Income Statements of Income Information which reconcile operating income, adjusted income from continuing operations and adjusted income from continuing operations per diluted share to net income for the periods presented.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Net revenues	$1,012,868	$871,453	$3,049,032	$2,620,393

Operating charges:
Salaries, wages and benefits	415,371	351,333	1,243,018	1,040,860
Other operating expenses	238,475	206,358	708,020	607,927
Supplies expense	138,446	116,206	420,927	350,818
Provision for doubtful accounts	82,028	60,591	243,123	184,037
Depreciation and amortization	42,893	34,278	121,726	101,288
Lease and rental expense	17,948	15,404	53,644	45,935

	935,161	784,170	2,790,458	2,330,865

Income before interest expense, minority interests and income taxes	77,707	87,283	258,574	289,528

Interest expense, net	10,683	8,609	32,484	27,821

Minority interests in earnings of consolidated entities	5,649	7,478	16,795	21,048

Income before income taxes	61,375	71,196	209,295	240,659

Provision for income taxes	22,625	26,574	77,405	89,530

Income from continuing operations	38,750	44,622	131,890	151,129

Income (loss) from discontinued operations, net of income tax expense (a)	(905)	4,439	428	1,672

Net income	$37,845	$49,061	$132,318	$152,801

Basic earnings (loss) per share: (b)
From continuing operations	$0.67	$0.78	$2.29	$2.62
From discontinued operations	$(0.02)	$0.08	$0.00	$0.03

Total basic earnings per share	$0.65	$0.86	$2.29	$2.65

Diluted earnings (loss) per share: (b)
From continuing operations	$0.63	$0.72	$2.13	$2.42
From discontinued operations	$(0.01)	$0.07	$0.01	$0.03

Total diluted earnings per share	$0.62	$0.79	$2.14	$2.45

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
(a) Calculation of income (loss) from discontinued operations, net of income tax:

Loss from operations	$(4,497)	$(795)	$(4,737)	$(5,182)
Gains, net of losses on divestitures	3,073	7,837	5,411	7,837

Income (loss) from discontinued operations, pre-tax	(1,424)	7,042	674	2,655
Income tax (provision)/benefit	519	(2,603)	(246)	(983)

Income (loss) from discontinued operations, net of income tax expense	$(905)	$4,439	$428	$1,672

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$38,750	$44,622	$131,890	$151,129
Less: Dividends on unvested restricted stock, net of taxes	(28)	0	(84)	0

Income from continuing operations - basic	$38,722	$44,622	$131,806	$151,129
Income (loss) from discontinued operations	(905)	4,439	428	1,672

Net income - basic	$37,817	$49,061	$132,234	$152,801

Weighted average number of common shares - basic	57,791	57,354	57,659	57,762

Basic earnings (loss) per share:
From continuing operations	$0.67	$0.78	$2.29	$2.62
From discontinued operations	$(0.02)	$0.08	$0.00	$0.03

Total basic earnings per share	$0.65	$0.86	$2.29	$2.65

Diluted:
Income from continuing operations	$38,750	$44,622	$131,890	$151,129
Less: Dividends on unvested restricted stock, net of taxes	(28)	0	(84)	0
Add: Debenture interest, net of taxes	2,333	2,222	6,906	6,577

Income from continuing operations - diluted	$41,055	$46,844	$138,712	$157,706
Income (loss) from discontinued operations	(905)	4,439	428	1,672

Net income - diluted	$40,150	$51,283	$139,140	$159,378

Weighted average number of common shares	57,791	57,354	57,659	57,762
Add: Shares for conversion of convertible debentures	6,577	6,577	6,577	6,577
Other share equivalents	542	909	754	787

Weighted average number of common shares and equiv. - diluted	64,910	64,840	64,990	65,126

Diluted earnings (loss) per share:
From continuing operations	$0.63	$0.72	$2.13	$2.42
From discontinued operations	$(0.01)	$0.07	$0.01	$0.03

Total diluted earnings per share	$0.62	$0.79	$2.14	$2.45

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
Assets:
Cash and cash equivalents	$34,554	$34,863
Accounts receivable, net	580,010	503,929
Other current assets	113,604	106,999
Property, plant and equipment, net	1,449,964	1,304,341
Other assets	800,170	822,598

Total Assets	$2,978,302	$2,772,730

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$11,924	$10,871
Other current liabilities	451,815	384,882
Other noncurrent liabilities	221,931	216,094
Long-term debt	828,766	868,566
Deferred income taxes	62,319	41,841
Minority interest	187,170	159,554
Stockholders’ equity	1,214,377	1,090,922

Total Liabilities and Stockholders’ Equity	$2,978,302	$2,772,730

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended September 30, 2004 and 2003

(in thousands)

(unaudited)

	Three months ended September 30, 2004		Three months ended September 30, 2003
Net revenues	$1,012,868	100.0%	$871,453	100.0%
Operating charges:
Salaries, wages and benefits	415,371	41.0%	351,333	40.3%
Other operating expenses	238,475	23.5%	206,358	23.7%
Supplies expense	138,446	13.7%	116,206	13.3%
Provision for doubtful accounts	82,028	8.1%	60,591	7.0%

	874,320	86.3%	734,488	84.3%

Operating income/margin	138,548	13.7%	136,965	15.7%

Lease and rental expense	17,948		15,404
Minority interests in earnings of consolidated entities	5,649		7,478

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	114,951		114,083

Depreciation and amortization	42,893		34,278
Interest expense, net	10,683		8,609

Income before income taxes	61,375		71,196

Provision for income taxes	22,625		26,574

Income from continuing operations	38,750		44,622

Income (loss) from discontinued operations, net of income taxes	(905)		4,439

Net income	$37,845		$49,061

Calculation of Adjusted Income from Continuing Operations	Amount	Per Diluted Share	Amount	Per Diluted Share
Income from continuing operations	$38,750	$0.63	$44,622	$0.72
Add: After-tax hurricane property damage	1,474	$0.02	—	—

Adjusted income from continuing operations	$40,224	$0.65	$44,622	$0.72

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Nine Months Ended September 30, 2004 and 2003

(in thousands)

(unaudited)

	Nine months ended September 30, 2004		Nine months ended September 30, 2003
Net revenues	$3,049,032	100.0%	$2,620,393	100.0%

Operating charges:
Salaries, wages and benefits	1,243,018	40.8%	1,040,860	39.7%
Other operating expenses	708,020	23.2%	607,927	23.2%
Supplies expense	420,927	13.8%	350,818	13.4%
Provision for doubtful accounts	243,123	8.0%	184,037	7.0%

	2,615,088	85.8%	2,183,642	83.3%

Operating income/margin	433,944	14.2%	436,751	16.7%

Lease and rental expense	53,644		45,935
Minority interests in earnings of consolidated entities	16,795		21,048

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	363,505		369,768

Depreciation and amortization	121,726		101,288
Interest expense, net	32,484		27,821

Income before income taxes	209,295		240,659

Provision for income taxes	77,405		89,530

Income from continuing operations	131,890		151,129

Income from discontinued operations, net of income taxes	428		1,672

Net income	$132,318		$152,801

Calculation of Adjusted Income from Continuing Operations	Amount	Per Diluted Share	Amount	Per Diluted Share
Income from continuing operations	$131,890	$2.13	$151,129	$2.42
Less: After-tax DSH revenue attributable to prior period	(1,748)	$(0.02)	—	—
Add: After-tax hurricane property damage	1,474	$0.02	—	—

Adjusted income from continuing operations	$131,616	$2.13	$151,129	$2.42

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:

	% Change Quarter Ended 9/30/2004	% Change 9 mos. ended 9/30/2004
Acute Care Hospitals
Revenues	3.0%	2.9%
Adjusted Admissions	-0.4%	0.1%
Adjusted Patient Days	-1.5%	-0.4%
Revenue Per Adjusted Admission	3.4%	2.9%
Revenue Per Adjusted Patient Day	4.6%	3.4%

Behavioral Health Hospitals

Revenues	8.0%	8.6%
Adjusted Admissions	5.4%	7.4%
Adjusted Patient Days	7.2%	6.4%
Revenue Per Adjusted Admission	2.4%	1.1%
Revenue Per Adjusted Patient Day	0.7%	2.0%

UHS Consolidated

	Third Quarter Ended		Nine months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Revenues	$1,012,868	$871,453	$3,049,032	$2,620,393
EBITDA (1)	$114,951	$114,083	$363,505	$369,768
EBITDA Margin (1)	11.3%	13.1%	11.9%	14.1%

Cash Flow From Operations	$92,236	$103,224	$316,911	$313,402
Days Sales Outstanding	53	51	52	50
Capital Expenditures	$55,783	$61,026	$173,801	$167,230

Debt (net of cash)	—	—	$806,136	$615,490
Shareholders Equity	—	—	$1,214,377	$1,022,840
Debt / Total Capitalization	—	—	39.9%	37.6%
Debt / EBITDA (2)	—	—	1.66	1.28
Debt / Cash From Operations (2)	—	—	2.14	1.54

Acute Care EBITDAR Margin (3)	15.3%	17.8%	15.1%	18.7%
Behavioral Health EBITDAR Margin (3)	22.2%	22.4%	23.4%	22.8%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

SEPTEMBER 30, 2004

AS REPORTED:

		FOR THE THREE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH
	9/30/04	9/30/03%		9/30/04	9/30/03%
Hospitals owned and leased	27	22	22.7%	44	39	12.8%
Average licensed beds	6,189	5,333	16.1%	4,386	3,902	12.4%
Patient days	320,005	294,413	8.7%	318,778	263,926	20.8%
Average daily census	3,478.3	3,200.1	8.7%	3,465.0	2,868.8	20.8%
Occupancy-licensed beds	56.2%	60.0%	-6.3%	79.0%	73.5%	7.5%
Admissions	68,827	63,133	9.0%	23,764	21,949	8.3%
Length of stay	4.6	4.7	-0.3%	13.4	12.0	11.6%

Inpatient revenue	$1,684,877	$1,425,855	18.2%	$315,401	$269,972	16.8%
Outpatient revenue	663,771	517,557	28.3%	42,374	35,764	18.5%
Total patient revenue	2,348,648	1,943,412	20.9%	357,775	305,736	17.0%
Other revenue	10,570	10,433	1.3%	8,416	8,338	0.9%
Gross hospital revenue	2,359,218	1,953,845	20.7%	366,191	314,074	16.6%

Total deductions	1,598,908	1,301,254	22.9%	189,400	164,054	15.4%

Net hospital revenue	$760,310	$652,591	16.5%	$176,791	$150,020	17.8%

SAME FACILITY:

		FOR THE THREE MONTHS ENDED
	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	9/30/04	9/30/03%		9/30/04	9/30/03%
Hospitals owned and leased	22	22	0.0%	39	39	0.0%
Average licensed beds	5,387	5,333	1.0%	3,980	3,902	2.0%
Patient days	285,596	294,409	-3.0%	282,514	263,939	7.0%
Average daily census	3,104.3	3,200.1	-3.0%	3,070.8	2,868.9	7.0%
Occupancy-licensed beds	57.6%	60.0%	-4.0%	78.0%	74.3%	4.9%
Admissions	61,857	63,133	-2.0%	23,046	21,949	5.0%
Length of stay	4.6	4.7	-1.0%	12.3	12.0	1.9%

(1)	Does not include hospitals located in France.
(2)	not including discontinued operations
(3)	Does not include Arroyo Grande, French, Corona, Lakeland, Methodist, Spring Valley, Lakewood Ranch, Doctors of Shreveport, River Parishes or Caribbean Pediatric in current and prior years.
(4)	Stonington is excluded in both current and prior years from April 1 through year to date and the four facilities purchased from Keystone are excluded in both years from May 1 through year to date.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

SEPTEMBER 30, 2004

AS REPORTED:

		FOR THE NINE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH
	9/30/04	9/30/03%		9/30/04	9/30/03%
Hospitals owned and leased	27	22	22.7%	44	39	12.8%
Average licensed beds	6,255	5,333	17.3%	4,166	3,892	7.0%
Patient days	984,424	897,214	9.7%	913,399	801,467	14.0%
Average daily census	3,592.8	3,286.5	9.3%	3,333.6	2,935.8	13.5%
Occupancy-licensed beds	57.4%	61.6%	-6.8%	80.0%	75.4%	6.1%
Admissions	209,164	191,740	9.1%	71,847	65,932	9.0%
Length of stay	4.7	4.7	0.6%	12.7	12.2	4.6%

Inpatient revenue	$5,166,589	$4,336,609	19.1%	$919,867	$817,616	12.5%
Outpatient revenue	1,945,515	1,516,032	28.3%	131,822	115,515	14.1%
Total patient revenue	7,112,104	5,852,641	21.5%	1,051,689	933,131	12.7%
Other revenue	30,618	33,001	-7.2%	25,367	25,913	-2.1%
Gross hospital revenue	7,142,722	5,885,642	21.4%	1,077,056	959,044	12.3%

Total deductions	4,864,985	3,922,134	24.0%	556,630	501,440	11.0%

Net hospital revenue	$2,277,737	$1,963,508	16.0%	$520,426	$457,604	13.7%

SAME FACILITY:

		FOR THE NINE MONTHS ENDED
	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	9/30/04	9/30/03%		9/30/04	9/30/03%
Hospitals owned and leased	22	22	0.0%	39	39	0.0%
Average licensed beds	5,428	5,333	1.8%	3,935	3,892	1.1%
Patient days	880,800	897,160	-1.8%	852,770	801,555	6.4%
Average daily census	3,214.6	3,286.3	-2.2%	3,112.3	2,936.1	6.0%
Occupancy-licensed beds	59.2%	61.6%	-3.9%	79.1%	75.4%	4.8%
Admissions	189,042	191,740	-1.4%	70,655	65,932	7.2%
Length of stay	4.7	4.7	-0.4%	12.1	12.2	-0.7%

(1)	Does not include hospitals located in France.
(2)	Does not include discontinued operations
(3)	Does not include Arroyo Grande, French, Corona, Lakeland, Methodist, Spring Valley, Lakewood Ranch, Doctors of Shreveport, River Parishes or Caribbean Pediatric in current and prior years.
(4)	Stonington is excluded in both current and prior years from April 1 through year to date and the four facilities purchased from Keystone are excluded in both years from May 1 through year to date.